                                                                EXHIBIT 10(c)(2)


                                                                         OFFICER

                         1994 LONG-TERM INCENTIVE PLAN
                                      OF
                         BATTLE MOUNTAIN GOLD COMPANY

                       Incentive Stock Option Agreement


          1. BATTLE MOUNTAIN GOLD COMPANY (the "Company"), a Nevada corporation, hereby grants to _______ (the "Optionee"), an employee of the Company or one of its subsidiaries, the option to purchase from the Company up to but not exceeding in the aggregate __________ shares of Common Stock, par value $0.10 per share, of the Company (the "Stock"), at $_____________ per share, such number of shares and such price per share being subject to adjustment as provided in Paragraph 14 of the 1994 Long-Term Incentive Plan of Battle Mountain Gold Company (a copy of which, as in effect on the date hereof, is attached as Exhibit 1 hereto), and as the same may hereinafter be amended from time to time (the "Plan"), and further subject to the following terms and conditions:

          2. Option Subject to Long-Term Incentive Plan. This Option is issued in accordance with and subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Compensation and Stock Option Committee (the "Committee") and are still in effect on the date hereof. By executing this Agreement, the Optionee acknowledges that he has received a copy of, and is familiar with the terms of, the Plan and any such administrative interpretations, which are incorporated herein by reference.

          3. Option Period. The Option hereby granted shall terminate and be of no force and effect with respect to any shares not previously taken up by the Optionee upon the first to occur of (i) the expiration of ten (10) years from the date of granting of each Option (provided that the Optionee is an employee of the Company or any of its subsidiaries or has retired from employment pursuant to the provisions of any retirement plan maintained by the Company or its subsidiaries), (ii) the expiration of ninety (90) days after the termination of service of the Optionee for reasons other than death, total and permanent disability, or retirement pursuant to the provisions of any retirement plan maintained by the Company or its subsidiaries; provided, however, that if death of the Optionee occurs within ninety (90) days of termination of employment
(iii) shall be applicable, or (iii) one (1) year after the termination of service of the Optionee by reason of death or total and permanent disability. In order for the Optionee to obtain favorable tax treatment under current tax laws, the option must be exercised not later than three (3) months following the date the Optionee terminated service with the Company, except in the cases of death or disability as explained herein.

     4. Limited Right of Relinquishment.

          (a) Upon a change in control of the Company (as hereinafter defined), the Optionee shall have the right to relinquish any then exercisable portion of the Option hereby granted for cash and/or shares of Stock, subject to the right of the Committee to disapprove any such election in its discretion, and upon such terms and conditions as the Committee may establish.

          (b) For purposes of this Paragraph, a "change in control" of the Company shall be deemed to have occurred if:

               (i) any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

               (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

               (iii) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (x) any party to such merger or consolidation, or (y) any affiliates to any such party;

               (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30% or more of the combined voting securities; or

               (v) the Company transfers substantially all of its assets to another corporation that is not a wholly-owned corporation of the Company.

     5.   Exercise of Option.

          (a) The Option hereby granted shall become exercisable after one (1) year of continuous employment immediately following the date upon which this Option is granted.

          Notwithstanding the foregoing provision of this subparagraph (a), if, while the Option is still in force and unexpired under the terms of the Plan and this Agreement, one of the following events occurs: (i) death of the Optionee while in the employment of the Company or any subsidiary of the Company, (ii) termination of the Optionee's employment due to total and permanent disability as determined by the Committee, (iii) the Optionee's termination of employment due to retirement under or in accordance with the retirement plan of the Company or any subsidiary of the Company in which the Optionee is then participating after completion, as of the date of such retirement, of five (5) years employment with the Company or any subsidiary of the Company, or (iv) a change in control of the Company as specified in Paragraph 4(b) of this Agreement any unmatured installments of the Option shall be accelerated. Such acceleration shall be effective as of the date of death, upon such earlier termination of employment due to retirement or total and permanent disability or upon the date of a change in control; provided, however, that no such Option shall be exercisable for a period of six (6) months immediately following the date of grant (except in the event of death or disability), notwithstanding a change in control or any such earlier termination of employment.

          (b) Subject to the limitations of the provisions of the Plan, and the other provisions of the Plan and this Agreement, this Option may be exercised only by written notice in the manner provided in Paragraph 6 of this Agreement;

               (i) stating the number of shares with respect to which the Option is being exercised; and

               (ii) accompanied by a check, cash or money order payable to Battle Mountain Gold Company and/or shares of Stock endorsed in favor of the Company in the full amount of the purchase price for any shares being acquired. For purposes of determining the amount, if any, of the purchase price satisfied by payment in Stock, such Stock shall be valued at its fair market value on the date of exercise.

          (c) Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, the Company may require the person exercising this Option to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

          (d) If any law or regulation requires the Company to take any action with respect to the shares for which this Option is exercised, the time for delivery thereof which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

          (e) If federal, state or local tax is required to be withheld by the Company on account of the exercise of this Option, the amount of any such required tax must be delivered by the Optionee with the notice provided for in subparagraph (b), or the Optionee must make other arrangements satisfactory to the Company for payment of such withholding tax. Subject to Committee approval the Optionee may irrevocably elect, at least 30 days (or such other period as the Committee may prescribe) prior to the date withholding is required to be effected, and in accordance with such procedures as the Committee may prescribe, to pay all or any portion of the taxes required to be withheld by the Company in connection with the exercise of the Option by having the Company withhold shares of Stock with a Fair Market Value (as described in the Plan) as of the date withholding is required to be made equal to the amount required to be withheld. Any such election is subject to disapproval by the Committee prior to the time withholding is required to be effected. The Company may also in its discretion permit an Optionee's withholding obligation to be satisfied by delivery to the Company of shares of Common Stock theretofore owned by Optionee, valued as aforesaid and subject to such other conditions as the Committee may prescribe.

          (f) To the extent that the acceleration of vesting or any payment made to Optionee hereunder in the event of a change of control of the Company is subject to federal income, excise, or other tax at a rate above the rate ordinarily applicable to like payments paid in the ordinary course of business ("Penalty Tax"), whether as a result of the provisions of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), any similar or analogous provisions of any statute adopted subsequent to the date hereof or otherwise, then the Company shall be obligated to pay Optionee an additional amount of cash (the "Additional Amount") such that the net amount received by Optionee, after paying any applicable Penalty Tax and any federal or state income tax on such Additional Amount shall be equal to the amount that Optionee would have received if such Penalty Tax were not applicable.

          (g) The Optionee shall not be or have any of the rights or privileges of a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to the Optionee.

          (h) Upon the acquisition of any Option shares pursuant to the exercise of the Option granted pursuant hereto, the Optionee may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement. In addition, the Company may require that certificates representing any Option shares purchased upon the exercise of the Option will be stamped or otherwise imprinted with a legend in such form as the Company deems appropriate with respect to any applicable restrictions on sale or transfer, and that the stock transfer records of the Company reflect stop-transfer instructions, as appropriate, with respect to such shares.

     6. Method of Notice and Effective Date. Notice of exercise of the Option must be made in the following manner, using such forms as the Company may from time to time provide:

          (a) by registered or certified United States mail, postage prepaid, to: Battle Mountain Gold Company, 333 Clay Street, 42nd Floor, Houston, Texas 77002, in which case the date of exercise shall be the date of mailing; or

          (b) by hand delivery or by telegraphic communications equipment of the sender to: Battle Mountain Gold Company, 333 Clay Street, 42nd Floor, Houston, Texas, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

     7. Disqualifying Disposition. If the Optionee shall dispose of any of the Stock purchased hereunder within two (2) years from the date of the grant of this Option or within one (1) year after the date of the issue or transfer of such Stock to the Optionee, then in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, the Optionee shall promptly notify the Company of the dates of acquisition and disposition of such Stock, the number of shares of Stock so disposed of, and the consideration, if any, received for such shares.

     8. Assignment or Transfer. The Optionee's right under the Plan and hereunder are personal; no assignment or transfer of the Optionee's rights under and interest in this Option may be made by the Optionee other than by will or by the laws of descent and distribution; and this Option is exercisable during his lifetime only by the Optionee.

          Dated: ____________

                                          BATTLE MOUNTAIN GOLD COMPANY



                                          By____________________________


This Option has been accepted as of the
above date by the undersigned, subject
to the terms and provisions of the Plan
and administrative interpretations
thereof referred to above.


________________________________
Optionee